Exhibit 10.1
Execution Version
THIRD AMENDMENT TO
MANAGEMENT AGREEMENT

This THIRD AMENDMENT TO MANAGEMENT AGREEMENT (this “Amendment”) is made as of November 22, 2021 by and between AG Mortgage Investment Trust, Inc. a Maryland corporation (the “Company”) and AG REIT Management, LLC, a Delaware limited liability company (the “Manager” and together with the Company, the “Parties”).

WHEREAS, the Parties entered into that certain Management Agreement, dated as of June 29, 2011, as amended by the first amendment thereto, dated as of April 6, 2020, and the second amendment thereto, dated as of September 24, 2020 (as amended, the “Management Agreement”), pursuant to which, among other things, the Company is obligated to pay the Manager a Base Management Fee and reimburse the Manager for certain expenses.

WHEREAS, the Parties wish to amend the Management Agreement through this Amendment in order to include an incentive fee.

WHEREAS, capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Management Agreement.

NOW, THEREFORE, in consideration of the recitals and mutual covenants and agreements contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto hereby covenant and agree as follows:

The Company and the Manager wish to amend the Management Agreement pursuant to Section 17(d) thereof through this Amendment with effect on and after the date hereof (the “Effective Date”).

1. Amendments to the Management Agreement. The Parties agree, from and after the Effective Date, that:

(a)Section 1. Definitions.
i.Above the definition for “Advisers Act,” the following definition is hereby added:
“Adjusted Net Income” means, for any period, the Company’s consolidated net income (loss) available to common stockholders over such period calculated in accordance with GAAP, excluding (i) the Incentive Fee, (ii) non-cash equity compensation expenses, (iii) one-time events pursuant to changes in GAAP, and (iv) after discussion between the Manager and the Independent Directors and approval by a majority of the Independent Directors, certain non-recurring or extraordinary events or non-cash charges. For purposes hereof, the Adjusted Net Income for the period from the date of this Amendment through the end of the month ending November 30, 2021 shall be deemed to be equal to the Adjusted Net Income for the month ended November 2021 multiplied by a fraction the numerator of which shall be the number of days in such month from and including the date of this Amendment through the last day of such month, and the denominator of which shall be the number of days in such month. For the avoidance of doubt, Adjusted Net Income may be a positive or negative number.
ii.Above the definition for “Effective Termination Date,” the following definition is hereby added:
“Cumulative Hurdle Amount” means, as of the end of the fiscal year ending December 31, 2021, eight percent (8%) of the Equity Hurdle Base as of December 31, 2021, and as of the end of each subsequent fiscal year, the sum of (i) eight percent (8%) of the Equity Hurdle Base as of the end of such fiscal year plus (ii) beginning with the fiscal year ending December 31, 2022, the Cumulative Hurdle Amount as of the end of the prior fiscal year.
iii.Above the definition for “Excess Funds,” the following definition is hereby added:
“Equity Hurdle Base” means, as of the end of any fiscal year, the sum of (i) the Company's adjusted book value (calculated in the manner described in the Company’s public filings) as of October 31, 2021 (ii) the aggregate amount of net proceeds to the Company from the public offering of Common Shares consummated on the date of this Amendment, (iii) the aggregate gross proceeds of all offerings and private placements of Common Shares by the Company (without any deduction for underwriting or similar discounts or fees or other costs and expenses incurred in connection with such offering or placement) that occurs subsequent to the date of this Amendment and prior to the beginning of such fiscal year, and (iv) the aggregate gross proceeds of each offering and private placement of Common Shares by the Company (without any deduction for underwriting or similar discounts or fees or other costs and expenses incurred in connection with such offering or placement) that occurs during such fiscal year multiplied by a fraction the numerator of which shall be the number of days in such fiscal year from and including the date of the closing of such issuance through the last day of such fiscal year, and the denominator of which shall be the total number of days in such fiscal year. The determination of the Equity Hurdle Base shall be appropriately adjusted to take into account any declaration or payment of a dividend in Common Shares, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event.
iv.Above the definition for “Indemnified Party,” the following definition is hereby added:

“Incentive Fee” has the meaning set forth in Section 7(e) hereof.

(b)Section 2. Appointment and Duties of the Manager.
i.Section 2(f) is hereby amended by deleting clause (2) and replacing it with the following:
(2) shall not result in an increased Base Management Fee, Incentive Fee or expenses payable hereunder and
(c)Section 7. Compensation.
i.Section 7(a) is hereby deleted and replaced with the following paragraph:
(a)    For the services rendered under this Agreement, the Company shall pay to the Manager the Base Management Fee and the Incentive Fee. Notwithstanding the foregoing or any other provision contained in this Agreement, in the event that any of the services provided hereunder by the Manager are rendered to or for the benefit of any Subsidiary, then a portion of the Base Management Fee and/or the Incentive Fee shall be payable by such Subsidiary.
ii.Section 7(e) is hereby deleted and replaced with the following paragraph:
(e)    After each fiscal year of the Company beginning with the fiscal year ending December 31, 2023, the Company shall pay the Manager annual incentive compensation (“Incentive Fee”) with respect to such fiscal year in an amount equal to the product of (A) 0.15 and (B) the dollar amount by which (1) the Adjusted Net Income of the Company for the period beginning from the date of this Amendment through the last day of the applicable fiscal year, exceeds (2) the Cumulative Hurdle Amount as of the end of such fiscal year.
iii.Below Section 7(e), the following paragraphs are hereby added:
(f)    The Manager shall compute the Incentive Fee, if any, with respect to each fiscal year beginning with the fiscal year ending December 31, 2023 within 30 days after the end of such fiscal year. A copy of the computations made by the Manager to calculate the Incentive Fee with respect to such fiscal year shall thereafter, for informational purposes only, promptly be delivered to the Board of Directors and, upon such delivery and acceptance thereof by the Board of Directors, payment of the Incentive Fee with respect to such fiscal year shown therein shall be due and payable no later than the date which is five (5) Business Days after the date of delivery to, and acceptance by, the Board of Directors of such computations.
(g)    The Incentive Fee shall be payable to the Manager in cash; provided that, by written notice from the Board of Directors to the Manager delivered no earlier than 45 days, and no later than 10 days, prior to the end of a fiscal year, the Incentive Fee with respect to such fiscal year may be paid in Common

Shares or a combination of cash and Common Shares as determined solely by a majority of the Board of Directors (including a majority of the Independent Directors), as set forth in the applicable written notice; provided further, any Incentive Fee payable in Common Shares is subject to the following: (1) the ownership of such shares by the Manager does not violate the limit on ownership of Common Shares set forth in the Company’s charter, after giving effect to any waiver from such limit that the Board of Directors may grant to the Manager in the future and (2) the Company’s issuance of such shares to the Manager complies with all applicable securities exchange rules and securities laws (including, without limitation, prohibitions on transfers and insider trading). Notwithstanding such restriction and subject to compliance with all applicable securities laws (including, without limitation, prohibitions on insider trading), the Manager shall have the right to allocate any Common Shares received hereunder in its sole and absolute discretion to its officers, employees and other individuals who provide services to it at any time. The number of Common Shares payable as Incentive Fee shall be equal to the dollar amount of the portion of the Incentive Fee payable in Common Shares (as set forth in any applicable notice) divided by the average of the closing prices of the Common Shares on the NYSE over the five (5) Business Days prior to the date on which the Incentive Fee is paid. The Manager will promptly provide documentation and information as reasonably requested by the Board of Directors in connection with any determination regarding the form of payment of the Incentive Fee.
(h)    Notwithstanding anything contained herein to the contrary, the Manager hereby waives any right to receive any Incentive Fee payable in respect of the 2021 and 2022 fiscal years.
(d)Section 11. Term; Termination.
i.Section 11(a) is hereby deleted and replaced with the following paragraph:
(a)    Initial Term. Unless terminated in accordance with the terms hereof, this Agreement shall be in effect until June 30, 2023 (the “Initial Term”).
(e)Section 17. Miscellaneous.
i.Section 17(a) is amended to delete the following address:
with a copy to:     McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attention: Stephen Older
Fax: (212) 547-5444
and add the following addresses in its place:

with a copy to:    Jenny B. Neslin, Esq., General Counsel and Secretary
         AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, NY 10167

with a copy to: Robert K. Smith, Esq.
          Hunton Andrew Kurth LLP
         2200 Pennsylvania Ave NW
         Washington, DC 20037
Tel: (202) 955-1500
2. Full Force and Effect. Except as specifically amended by this Amendment, the Management Agreement shall remain in full force and effect.

3. No Further Amendment. This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the Parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

    IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

AG MORTGAGE INVESTMENT TRUST, INC.

By: /s/ Jenny B. Neslin
Name: Jenny B. Neslin
Title: General Counsel & Secretary

AG REIT MANAGEMENT, LLC
By: Angelo, Gordon & Co., L.P., its sole member

By: /s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Signatory

[Signature Page to Third Amendment to Management Agreement]